Exhibit 10.3

FORM OF

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of [●], 2024, by and among (i) Fresh Vine Wine, Inc., a Nevada corporation (“Fresh Vine”); (ii) Notes Live, Inc., a Colorado corporation (the “Company”) and (iii) each of the undersigned Holders (each a “Holder”).

WHEREAS, this Agreement is executed in connection with that certain Agreement and Plan of Merger by an among Fresh Vine, the Company and FVW Merger Sub, Inc., a Colorado corporation and wholly owned subsidiary of Fresh Vine (“Merger Sub”) (as amended from time to time, the “Merger Agreement”), pursuant to which, Fresh Vine and the Company intend to effect a merger of Merger Sub with and into the Company (the “Merger”) in accordance with the Merger Agreement and the CBCA. Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Fresh Vine. Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement.

WHEREAS, Holder is, as of the date hereof, a holder of issued and outstanding capital stock of Fresh Vine or the Company or a director and/or officer of Fresh Vine or the Company.

WHEREAS, in connection with, and as an inducement to, each of Fresh Vine, Merger Sub and the Company entering into the Merger Agreement and agreeing to consummate the transactions contemplated thereby pursuant to the terms and conditions thereof, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties desire to enter into this Agreement pursuant to which 95% of the shares of Fresh Vine Securities (as defined below) beneficially-owned by each Holder immediately following the Effective Time (which beneficially-owned shares shall, with respect to any Note Live shareholder and for the sake of clarity, include shares of Fresh Vine Common Stock comprising Holder’s portion of the Merger Consideration issued or to be issued upon Holder’s submission of letter(s) of transmittal in accordance with the Merger Agreement) (all such securities, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, the “Restricted Securities”), shall become subject to limitations on disposition as set forth in this Agreement. “Fresh Vine Securities” means any shares of Fresh Vine Common Stock or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Fresh Vine Common Stock (including without limitation, Fresh Vine Common Stock which may be deemed to be beneficially owned by Holder in accordance with the rules and regulations of the SEC and securities of Fresh Vine which may be issued upon exercise of a stock option, restricted stock unit or warrant) whether now owned or hereafter acquired. Holder’s Fresh Vine Securities beneficially owned as of the date of this Agreement are identified on the signature page hereto (which, with respect to any Note Live shareholder, shall include shares of the Company’s capital stock to be exchanged for Fresh Vine common stock in the Merger).

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained in this Agreement, the parties agree as follows:

1.	Lock-Up Provisions.

(a) Holder hereby irrevocably agrees not to, during the period commencing from the Closing and ending on the earliest of (x) [six (6)]1 / [twelve (12) months after the Closing Date]2 / [(A) with respect to half (50%) of the Restricted Securities, six (6) months after the Closing Date, and (B) with respect to the other half (50%) of the Restricted Securities, twelve (12) months after the Closing Date,]3 and (y) the date after the Closing on which Fresh Vine completes a liquidation, merger, share exchange, or other similar transaction that results in all of Fresh Vine’s stockholders having the right to exchange their Restricted Securities for cash, securities, or other property (the “Lock-Up Period”): (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidation with respect to or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Restricted Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii),  make any demand for or exercise any right with respect to, the registration of any Restricted Securities or any security convertible into or exercisable or exchangeable for Restricted Securities (other than such rights set forth in the Merger Agreement), (iv) except for any voting agreement entered into as of the date hereof by the undersigned with Fresh Vine and the Company, grant any proxies or powers of attorney with respect to any Restricted Securities, deposit any Restricted Securities into a voting trust or enter into a voting agreement or similar arrangement or commitment with respect to any Restricted Securities, or (v) publicly disclose the intention to do any of the foregoing. Holder agrees that the foregoing restrictions preclude the undersigned from engaging in any hedging or other transaction with respect to any then-subject Restricted Securities which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of such Restricted Securities even if such Restricted Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to such Restricted Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Restricted Securities. [Notwithstanding the foregoing, the Lock-Up Period shall terminate immediately upon the average of the closing sale prices of the Fresh Vine Common Stock over any period of five (5) consecutive trading days after the Closing being equal to or greater than the Trigger Price. For such purpose, the “Trigger Price” shall Mean $20.00; provided that such per share price is intended to apply to Fresh Vine Common Stock immediately after the Effective Time, and shall be subject to proportionate adjustment in the event of any recapitalization, stock dividend, stock split, combination of shares or other similar change in the Fresh Vine Common Stock occurring after the Effective Time]4

[1]	Applicable to Rick Nechio.
[2]	Applicable to directors of Fresh Vine.
[3]	Applicable to Restricted Shares beneficially owned by holders of Series A Convertible Preferred Stock of Fresh Vine.
[4]	Applicable to Restricted Shares beneficially owned by holders of Series A Convertible Preferred Stock of Fresh Vine

(b) Notwithstanding the foregoing, Holder may transfer any of the Restricted Securities: (i) if Holder is a natural person, (1) to any person related to Holder by blood or adoption who is an immediate family member of Holder, or a family member by marriage or domestic partnership (a “Family Member”), (2) as a bona fide gift or charitable contribution, (3) to any trust for the direct or indirect benefit of Holder or any Family Member of Holder, (4) to Holder’s estate, following the death of Holder, by will, intestacy or other operation of law, (5) by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement, or (6) to any partnership, corporation, limited liability company, investment fund or other entity which is controlled by the undersigned and/or by any Family Member of Holder; (ii) if Holder is a corporation, partnership, limited liability company, trust or other business entity, (1) to another corporation, partnership, limited liability company, trust or other business entity that controls, is controlled by or is under common control with Holder, or to direct or indirect affiliates (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of Holder, including any investment funds or other entities that controls or manages, or is under common control or management with, or is controlled or managed by, Holder, (2) to current or former partners (general or limited), members or managers, limited liability company members or stockholders of Holder or holders of similar equity interests in Holder (including upon the liquidation and dissolution of Holder pursuant to a plan of liquidation approved by Holder’s stockholders) or to the estates of any of the foregoing, (3) as a bona fide gift, donation or charitable contribution or otherwise to a trust or entity for the direct or indirect benefit of an immediate family member of a beneficial owner (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of Holder’s Restricted Securities or (4) transfers of dispositions not involving a change in beneficial ownership; (iii) if the undersigned is a trust, to any grantors or beneficiaries of such trust; (iv) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under above clauses (i) through (iii); (v) to Fresh Vine in a transaction exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) upon a vesting event of the Restricted Securities or upon the exercise of options or warrants to purchase Fresh Vine Common Stock, including on a “cashless” or “net exercise” basis or to cover tax withholding obligations of Holder in connection with such vesting or exercise (but for the avoidance of doubt, excluding all manners of exercise that would involve a sale in the open market of any securities relating to such options or warrants, whether to cover the applicable aggregate exercise price, withholding tax obligations or otherwise); (vi) to Fresh Vine in connection with the termination of employment or other termination of a service provider and pursuant to agreements in effect as of the Effective Time whereby Fresh Vine has the option to repurchase such shares or securities; (vii) acquired by Holder in open market transactions or in a public offering by Fresh Vine after the Effective Time; (viii) pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Fresh Vine capital stock involving a change of control of Fresh Vine, provided, that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Restricted Securities shall remain subject to the restrictions contained in this Lock-Up Agreement; or (ix) pursuant to an order of a court or regulatory agency; provided, that in the case of clauses (i)-(iv), that (A) such transfer shall not involve a disposition for value and (B) the transferee shall have executed and delivered a Lock-Up Agreement with terms and in a form substantially identical to this Lock-Up Agreement with respect to the Fresh Vine Securities so transferred. For purposes of this Agreement, “change of control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold a majority of the outstanding voting securities of Fresh Vine (or the surviving entity).

In addition, the foregoing restrictions shall not apply to (i) the exercise of warrants granted to service providers for compensatory purposes or stock options granted pursuant to equity incentive plans existing immediately following the Effective Time, including the “net” or cashless exercise of such options in accordance with their terms and any related transfers of Fresh Vine Common Stock to Fresh Vine for purposes of paying the exercise price of such options or for paying taxes (including estimated taxes and withholding taxes) due as a result of such exercise; provided, that the restrictions set forth in this Lock-Up Agreement shall apply to any of the Fresh Vine Securities issued upon such exercise; or (ii) the establishment of any contract, instruction or plan (a “Plan”) that satisfies the requirements of Rule 10b5-1 under the Exchange Act; provided, that such Plan does not provide for the transfer of Restricted Securities or any securities convertible into or exercisable or exchangeable for Restricted Securities during the Lock-Up Period; provided, further, that with respect to each of clauses (i) and (ii) above, no filing by any party under Section 16 of the Exchange Act or other public announcement shall be made voluntarily reporting a reduction in beneficial ownership of shares of Fresh Vine Common Stock or any securities convertible into or exercisable or exchangeable for Fresh Vine Common Stock in connection with such transfer or disposition during the Lock-Up Period (other than any exit filings) and if any filings under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Fresh Vine Common Stock in connection with such transfer or distribution, shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate in the footnotes therein, in reasonable detail, a description of the circumstances of the transfer and that the shares remain subject to the Lock-Up Agreement, including a statement to the effect that no transfer of Fresh Vine Common Stock may be made under such Plan during the Lock-Up Period.

(c) If any attempted transfer in violation of this Lock-Up Agreement is made or attempted contrary to the provisions of this Agreement, such purported transfer shall be null and void ab initio, and Fresh Vine shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, Fresh Vine may impose stop-transfer instructions with respect to the Restricted Securities of Holder (and Permitted Transferees and assigns) until the end of the Lock-Up Period.

(d) During the Lock-Up Period, Fresh Vine may cause the legend set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate or book entry evidencing any Restricted Securities, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF JANUARY [ - ], 2024, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”), AND THE ISSUER’S SECURITY HOLDER. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER UPON WRITTEN REQUEST.”

(e) For the avoidance of any doubt, Holder shall retain all of its rights as a shareholder of Fresh Vine with respect to the Restricted Securities during the Lock-Up Period, including the right to vote any Restricted Securities.

2.	Miscellaneous.

(a) Effective Date; Termination of Merger Agreement. This Agreement shall be binding upon Holder upon Holder’s execution and delivery of this Agreement. Notwithstanding anything to the contrary, if the Merger Agreement is terminated in accordance with its terms prior to the Closing, this Agreement shall automatically terminate and become null and void, and the parties shall not have any rights or obligations related to this Agreement.

(b) Binding Effect; Assignment. Holder hereby represents and warrants that Holder has full power and authority to enter into this Lock-Up Agreement and that upon request, Holder will execute any additional documents reasonably necessary to ensure the validity or enforcement of this Lock-Up Agreement. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns. This Agreement and all obligations of Holder are personal to Holder and may not be transferred or delegated by Holder at any time. Fresh Vine may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision herein be enforced by, any other person.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the contemplated transactions shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party or a successor or permitted assign of such a party.

(d) Notice. All notices, consents, waivers, and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service, or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Fresh Vine prior to the Closing Date, to:

Fresh Vine Wine, Inc.

P.O. Box 78984

Charlotte, NC 28271Attention: Michael Pruitt

Email: mp@avenelfinancial.com

with a copy to (which shall not constitute notice):

Taft Stettinius & Hollister LLP

2200 IDS Center

80 South 8th Street

Minneapolis, MN 55402-2157

Attention: Alan M. Gilbert, Esq.

Email: AGilbert@taftlaw.com

if to the Company:

Notes Live, Inc.

1755 Telstar Dr., Suite 501

Colorado Springs, CO 80920

Attention: J.W. Roth

Email: jwroth@noteslive.vip

with a copy to (which shall not constitute notice):

Dykema Gossett PLLC

111 East Kilbourn Avenue, Suite 1050

Milwaukee, Wisconsin 53202

Attention Peter F. Waltz, Esq.

email: Pwaltz@Dykema.com

If to a Holder, to the address of such Holder set forth on their signature page.

(e) Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of Colorado, without regard to its conflict of laws principles. All actions, suits or proceedings (each an “Action”, and, collectively, “Actions”), arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in (or having original jurisdiction over) El Paso County, Colorado (the “Specified Courts”). Each party (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the contemplated transactions may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 2(d). Nothing in this Section 2(e) shall affect the right of any party to serve legal process in any other manner permitted by Law.

(f) WAIVER OF JURY TRIAL. EACH OF THE PARTIES WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2(f).

(g) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; and (iii) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(h) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of Fresh Vine, the Company, and Holder. No failure or delay by a party in exercising any right shall operate as a waiver. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(i) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired nor shall the validity, legality or enforceability of such provision be affected in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j) Specific Performance. Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages will be inadequate and Fresh Vine will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached. Accordingly, Fresh Vine shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by Holder and to enforce specifically the terms and provisions, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k) Entire Agreement. This Agreement, the Merger Agreement, and the Transaction Documents constitute the entire agreement among the parties with respect to the subject matter, and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) without the prior written consent of the parties, and any attempt to do so without such consent shall be void ab initio.

(l) Further Assurances. From time to time, at another party’s request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(m) Counterparts. This Agreement may also be executed and delivered by facsimile signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

{Remainder of Page Intentionally Left Blank; Signature Pages Follow}

The parties have executed this Lock-Up Agreement as of the date first written above.

Fresh Vine:

Fresh Vine Wine, Inc.

By:
Name:
Title:

Company:

Notes Live, Inc.

By:
Name:
Title:

{Additional Signature on the Following Page}

{Signature Page to Lock-Up Agreement}

In addition to the signatures set forth above or in counterpart documents, the party or parties below have executed this Lock-Up Agreement as of the date first written above.

Holder:

Number and Description of Fresh Vine Securities:

Address for Notice in accordance with Section 2(d)

{Signature Page to Lock-Up Agreement}